UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2024

Janux Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40475	82-2289112
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10955 Vista Sorrento Parkway, Suite 200 San Diego, California		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 751-4493

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	JANX	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

On February 28, 2024, Janux Therapeutics, Inc. (“we” or the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc., Cowen and Company, LLC, Cantor Fitzgerald & Co. and William Blair & Company, L.L.C. as representatives of the several underwriters named in Schedule A thereto (the “Underwriters”), pursuant to which the Company agreed to issue and sell in an underwritten public offering (the “Offering”) an aggregate of 4,440,851 shares of its common stock, par value $0.001 per share (the “Shares”), at a price to the public of $46.50 per share, and pre-funded warrants to purchase 1,935,483 shares of its common stock at a price to the public of $46.499 per pre-funded warrant, which is the price per share at which shares of common stock are being sold to the public in the Offering, minus $0.001. The exercise price of each pre-funded warrant will equal $0.001 per share and each pre-funded warrant will be exercisable from the date of issuance until fully exercised, subject to an ownership limitation. The Offering is made pursuant to a Registration Statement on Form S-3 (File No. 333-266720) and a related prospectus and prospectus supplement, in each case filed with the Securities and Exchange Commission (the “SEC”). The Company also granted the Underwriters an option, exercisable for a period of 30 days, to purchase up to an additional 956,450 shares of common stock from the Company (the “Option”). All of the shares and pre-funded warrants in the Offering are being sold by the Company. The Company estimates that the gross proceeds from the Offering will be approximately $296.5 million, before deducting underwriting discounts and commissions and estimated offering expenses, and assuming no exercise of the Option by the Underwriters. The Offering is scheduled to close on or about March 4, 2024, subject to customary closing conditions.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

A copy of the Underwriting Agreement is filed hereto as Exhibit 1.1 and the form of pre-funded warrant is filed as Exhibit 4.1 hereto. The foregoing descriptions of the terms of the Underwriting Agreement and the pre-funded warrants are qualified in its entirety by reference to such exhibit. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the securities in the Offering is filed hereto as Exhibit 5.1.

On February 27, 2024, we issued a press release announcing that we had commenced the Offering. On February 29, 2024, we issued a press release announcing that we had priced the Offering. Copies of these press releases are filed hereto as Exhibits 99.1 and 99.2 hereto, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1

Underwriting Agreement, dated February 28, 2024, by and among Janux Therapeutics, Inc. and BofA Securities, Inc., Cowen and Company, LLC, Cantor Fitzgerald & Co. and William Blair & Company, L.L.C. as representatives of the several underwriters named therein.

4.1	Form of Pre-Funded Warrant.
5.1	Opinion of Cooley LLP.
23.1	Consent of Cooley LLP (included in Exhibit 5.1).
99.1	Press Release, dated February 27, 2024.
99.2	Press Release, dated February 29, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

Statements contained in this report regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things, the timing, terms and completion of the proposed public offering. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with the satisfaction of customary closing conditions related to the offering and the other risks described in the Company’s filings with the Securities and Exchange Commission. All forward-looking statements contained in this report speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JANUX THERAPEUTICS, INC.

Date: February 29, 2024	By:	/s/ Tighe Reardon
Tighe Reardon
Acting Chief Financial Officer